March 25, 2015
USD Partners LP Announces Fourth Quarter and Full Year 2014 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its unaudited financial results for the fourth quarter and full year ended December 31, 2014. Highlights with respect to the fourth quarter of 2014 include the following:

•	On October 15, 2014, raised $155.0 million through the Partnership’s initial public offering (“IPO”)

•	Reported Adjusted EBITDA of $10.9 million and Distributable Cash Flow of $9.6 million

•	Reported a Net Loss of $1.1 million

•
On January 29, 2015, declared an initial quarterly cash distribution of $0.24375 per unit, representing the prorated amount of the Partnership’s targeted minimum quarterly distribution of $0.2875 per unit ($1.15 per unit on an annualized basis)

“2014 was a year of significant accomplishments for the USD team.  We successfully commenced operations at our Hardisty rail terminal in June and completed our initial public offering in October,” said Dan Borgen, the Partnership’s Chairman, Chief Executive Officer and President.  “Our first quarter as a public partnership was a strong one, and our take-or-pay contracts with high quality customers continue to provide us with a steady and stable base from which to grow.  In an environment where producer economics have tightened, the ability to improve net-backs through increased market optionality remains critical,” said Borgen.  “Our customers continue to recognize the value of a rail delivery program as a growing part of their takeaway portfolios.”
The Partnership completed its IPO on October 15, 2014, and as a result, portions of the fourth quarter and full year 2014 reporting periods relate to the financial and operating results of the Partnership’s predecessor entity. The Partnership’s predecessor historical results of operations include revenues and expenses related to: (i) the construction of the Partnership’s Hardisty rail terminal, (ii) the operation of the Partnership’s San Antonio and West Colton rail terminals and (iii) the Partnership’s railcar fleet services throughout North America. The Hardisty rail terminal became operational on June 30, 2014; therefore, the Partnership’s predecessor results of operations prior to June 30, 2014, include only costs related to pre-operational activities.
Fourth quarter 2014 results referred to in this release are based on full quarter operations, which management believes are more representative of the financial and operating results of the Partnership going forward.
Terminalling Services Segment
The Partnership’s Terminalling services segment includes the Hardisty, San Antonio and West Colton rail terminals. For the fourth quarter of 2014, the Partnership’s Terminalling services segment reported Adjusted EBITDA of approximately $11.6 million and Income from continuing operations of approximately $1.9 million.

Hardisty Rail Terminal
Substantially all of the terminalling capacity at the Partnership’s Hardisty rail terminal is contracted under multi-year, take-or-pay terminal services agreements which are subject to inflation-based escalators.
The Partnership’s terminal services agreements grant Hardisty rail terminal customers the right, for up to six months, to ship unutilized amounts which have been paid for under minimum monthly commitment fees, subject to available capacity.  In the fourth quarter of 2014, throughput volumes were below contracted minimum volume commitments.  As a result, the Partnership recorded approximately $10.8 million of deferred revenues to its balance sheet, representing the portion of customer payments above volumes shipped. Deferred revenues will be recognized as revenue within six months as these credits are used or expire. Adjustments for deferred revenues are included in the Partnership’s Adjusted EBITDA calculations.
San Antonio and West Colton Rail Terminals
The Partnership operates two ethanol destination terminals and is party to a terminal services agreement with a subsidiary of an investment grade company whereby that customer pays a per gallon fee based on the amount of ethanol offloaded at each terminal.
Average throughput for the fourth quarter of 2014 at the San Antonio and West Colton rail terminals was approximately 10,000 barrels and 4,500 barrels of ethanol per day, respectively.
Fleet Services Segment
The Partnership’s Fleet services segment provides customers, including affiliates of our sponsor, US Development Group, LLC, with services associated with railcars used for the transportation of crude oil and other hydrocarbon-based products. The Partnership has entered into master fleet services agreements with a number of its rail terminal customers on a take-or-pay basis for periods ranging from five to nine years. The Partnership typically charges its customers monthly fees per railcar that include a component for railcar use and a component for fleet services. During the fourth quarter of 2014, the Partnership’s Fleet Services Segment generated Adjusted EBITDA of approximately $0.3 million and Income from continuing operations of approximately $0.1 million.
Also, included in fourth quarter 2014 Adjusted EBITDA is a one-time charge of approximately $141,000 related to unrecovered reimbursable costs associated with the initial freight charges for one of the Partnership’s terminal customers.

Capitalization and Liquidity
As of December 31, 2014, the Partnership had total available liquidity of $258.8 million, including $40.2 million of unrestricted cash plus undrawn borrowing capacity of $218.6 million on its revolving senior secured credit facility.  Total debt outstanding as of December 31, 2014 was $81.4 million.

The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until July 2019. The Partnership intends to use its available liquidity to fund future growth initiatives and for general partnership purposes.
As of December 31, 2014, the Partnership had 10.2 million common units, 10.5 million subordinated units, 220,000 Class A units and 427,083 General Partner units outstanding.

Initial Quarterly Distribution

On January 29, 2015, the Partnership announced an initial quarterly cash distribution of $0.24375 per unit. The cash distribution represents the prorated amount of the Partnership’s targeted minimum quarterly distribution of $0.2875 per unit ($1.15 per unit on an annualized basis) based upon the number of days from the close of its IPO on October 15, 2014 to the end of the fourth quarter. The distribution was paid on February 13, 2015 to unitholders of record at the close of business on February 9, 2015.

USD Partners LP Schedule K-1s Available
The Partnership has completed the 2014 tax packages for its unitholders, including the individual Schedule K-1s. Tax packages were mailed the week of March 15, 2015, and are also available online. To access an electronic copy, please visit the Partnership’s web site at www.usdpartners.com and select the “K-1 Tax Information” sub-tab under the “Investors” tab.

Fourth Quarter 2014 Conference Call Information

The Partnership will host a conference call and webcast regarding fourth quarter results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, March 26, 2015.

To listen live over the Internet, participants are advised to log on to the Partnership’s web site at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial in at (877) 266-7551 or (339) 368-5209, conference ID 69117492. Participants are advised to dial in at least 15 minutes prior to the call.

An audio replay of the conference call will be available for 30 days by dialing (800) 585-8367 or (404) 537-3406, conference ID 69117492. In addition, a replay of the audio webcast will be available by accessing the Partnership’s web site after the call is concluded.

About USD Partners LP

USDP is a fee-based, growth-oriented master limited partnership formed by US Development Group, LLC to acquire, develop and operate energy-related rail terminals and other high-quality and complementary midstream infrastructure assets and businesses. The Partnership’s assets consist primarily of: (i) an origination crude-by-rail terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day and (ii) two destination unit train-capable ethanol rail terminals in San Antonio, Texas, and West Colton, California, with a combined capacity of approximately 33,000 barrels per day. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.

Non-GAAP Financial Measures
We define Adjusted EBITDA as net income before depreciation and amortization, interest and other income, interest and other expense, unrealized gains and losses associated with derivative instruments, foreign currency transaction gains and losses, income taxes, non-cash expense related to our equity compensation program, discontinued operations, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which management does not believe reflect the underlying performance of our business. We define Distributable Cash Flow as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. Distributable Cash Flow does not reflect changes in working capital balances. Adjusted EBITDA and Distributable Cash Flow are non-GAAP, supplemental financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•	our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow provides information useful to investors in assessing our financial condition and results of operations. We believe that the presentation of Adjusted EBITDA and Distributable Cash Flow information also enhances investor understanding of our business’ ability to generate cash for payment of distributions and other purposes. The GAAP measures most directly comparable to Adjusted EBITDA are Net Income and Cash Flow from Operating Activities. Adjusted EBITDA should not be considered an alternative to Net Income, Cash Flow from Operating Activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect Net Income, and these measures may vary among other companies. As a result, Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Distributable Cash Flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “GAAP to Non-GAAP Reconciliations” table below.

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements related to the Partnership’s ability to execute on its growth strategy. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth in our Rule 424(b)(4) prospectus filed with the Securities and Exchange Commission (the “SEC”) on October 10, 2014, and in our subsequent filings with the SEC. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

USD Partners LP
Consolidated Statements of Operations
For the Three Months and Years Ended December 31, 2014 and 2013
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
Revenues:
Terminalling services	$6,945	$1,792	$18,266	$7,130
Terminalling services - related party	2,185	—	3,499	—
Railroad incentives	142	—	719	—
Fleet leases	2,003	2,626	8,788	13,572
Fleet services	145	(304)	720	235
Fleet services - related party	417	216	1,501	962
Freight and other reimbursables	316	834	2,141	1,778
Freight and other reimbursables - related party	38	2,624	464	2,624
Total revenues	12,191	7,788	36,098	26,301
Operating costs:
Subcontracted rail services	2,399	480	6,994	1,898
Pipeline fees	1,965	—	3,625	—
Fleet leases	2,003	2,626	8,788	13,572
Freight and other reimbursables	354	3,458	2,605	4,402
Selling, general & administrative	3,780	571	10,808	4,458
Depreciation	1,294	126	2,631	502
Total operating costs	11,795	7,261	35,451	24,832
Operating income	396	527	647	1,469
Interest expense	(1,316)	(716)	(4,825)	(3,241)
Gain associated with derivative contracts	963	—	1,536	—
Foreign currency transaction loss	(1,171)	(39)	(4,850)	(39)
Loss before provision for income taxes	(1,128)	(228)	(7,492)	(1,811)
Provision for income taxes	101	8	186	30
Loss from continuing operations	(1,229)	(236)	(7,678)	(1,841)
Discontinued operations:
Income from discontinued operations	152	226	—	948
Gain on sale of discontinued operations	—	16	—	7,295
Net (loss) income	$(1,077)	$6	$(7,678)	$6,402

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	As of December 31,
	2014	2013
ASSETS	(in thousands)
Current assets:
Cash and cash equivalents	$40,249	$6,151
Restricted cash	6,490	—
Accounts receivable, net	4,221	1,587
Accounts receivable — related party	134	402
Prepaid rent, current portion	3,229	983
Prepaid expenses and other current assets	7,141	1,977
Note receivable — related party	2,472	—
Current assets — discontinued operations	—	30,076
Total current assets	63,936	41,176
Property and equipment, net	84,059	61,364
Prepaid rent, net of current portion	2,757	4,278
Deferred financing costs, net	2,900	450
Total assets	$153,652	$107,268

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued expenses	$3,875	$7,073
Accounts payable — related party	492	—
Loan from parent	—	50,991
Deferred revenue, current portion	15,540	1,563
Deferred revenue, current portion — related party	5,256	—
Other current liabilities	877	3,656
Current liabilities — discontinued operations	—	5,835
Total current liabilities	26,040	69,118
Credit facility	81,358	30,000
Deferred revenue, net of current portion	3,656	4,585
Deferred revenue — related party, net of current portion	1,931	962
Total liabilities	112,985	104,665
Commitments and contingencies
Partners’ capital
Predecessor partner interest	—	4,003
Common units	128,097	—
Class A units	550	—
Subordinated units	(87,978)	—
General partner units	103	—
Accumulated other comprehensive loss	(105)	(1,400)
Total partners' capital	40,667	2,603
Total liabilities and partners' capital	$153,652	$107,268

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three Months and Years Ended December 31, 2014 and 2013
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)

Net cash flows provided by (used in) operating activities	$(704)	$(8,500)	$(3,085)	$9,239
Add (deduct):
Discontinued operations	152	242	—	8,243
Depreciation	(1,294)	(126)	(2,631)	(502)
Settlement of derivative contracts	(344)	—	(344)	—
Gain associated with derivative instruments	963	—	1,536	—
Bad debt expense	51	—	(1,424)	—
Amortization of deferred financing costs	(179)	(445)	(1,056)	(1,420)
Unit based compensation expense	(550)	—	(550)	—
Changes in accounts receivable and other assets	3,406	3,524	8,511	5,657
Changes in accounts payable and accrued expenses	(116)	5,431	2,372	(6,590)
Changes in deferred revenue and other liabilities	(8,952)	(120)	(17,497)	(8,225)
Change in restricted cash	6,490	—	6,490	—
Net income (loss)	(1,077)	6	(7,678)	6,402
Add (deduct):
Interest expense	1,316	716	4,825	3,241
Depreciation	1,294	126	2,631	502
Provision for income taxes	101	8	186	30
EBITDA	1,634	856	(36)	10,175
Add (deduct):
Unrealized gain associated with derivative instruments	(619)	—	(1,192)	—
Unit based compensation expense	550	—	550	—
Foreign currency transaction loss (1)	1,171	39	4,850	39
Unrecovered reimbursable freight costs	141	—	1,616	—
Deferred revenue associated with minimum commitment fees (2)	8,130	—	9,478	—
Discontinued operations	(152)	(242)	—	(8,243)
Adjusted EBITDA	10,855	653	15,266	1,971
Add (deduct):
Cash paid for income taxes	(16)	(4)	(101)	(26)
Cash paid for interest	(1,192)	(269)	(3,588)	(1,829)
Maintenance capital expenditures	—	—	—	—
Distributable cash flow	$9,647	$380	$11,577	$116

(1) U.S. denominated monetary items of the Partnership's international operations are remeasured at the applicable rates of exchange throughout the reporting period, with any corresponding foreign exchange gains or losses from remeasurement recorded in the Partnership's Consolidated Statements of Operations. Foreign currency transaction loss primarily consists of losses incurred as a result of remeasurement of U.S. dollar denominated bank debt in the predecessor period, recapitalization transactions completed within the predecessor period prior to the IPO, and other normal course third party transactions. All predecessor debt and intercompany notes were paid off at IPO.
(2) Net of prepaid, corresponding Gibson pipeline fee that will be recognized as expense concurrently with deferred revenue.

USD Partners LP
Segment Reconciliations
For the Three Months and Years Ended December 31, 2014 and 2013
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Adjusted EBITDA	(in thousands)
Terminalling services	$11,564	$313	$15,397	$1,528
Fleet services	331	452	1,187	817
Corporate and other	(1,040)	(112)	(1,318)	(374)
Total Adjusted EBITDA	10,855	653	15,266	1,971
Add (deduct):
Interest expense	1,316	716	4,825	3,241
Depreciation	1,294	126	2,631	502
Provision for income taxes	101	8	186	30
Unrealized gain associated with derivative instruments	(619)	—	(1,192)	—
Unit based compensation expense	550	—	550	—
Foreign currency transaction loss (1)	1,171	39	4,850	39
Unrecovered reimbursable freight costs	141	—	1,616	—
Deferred revenue associated with minimum commitment fees (2)	8,130	—	9,478	—
Income (loss) from continuing operations	$(1,229)	$(236)	$(7,678)	$(1,841)

Terminalling Services Segment	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
Adjusted EBITDA	$11,564	$313	$15,397	$1,528
Interest expense	91	716	3,600	3,241
Depreciation	1,294	126	2,631	502
Provision for income taxes	18	(1)	47	21
Unrealized gain associated with derivative instruments	(619)	—	(1,192)	—
Foreign currency transaction loss (1)	722	39	4,406	39
Deferred revenue associated with minimum commitment fees (2)	8,130	—	9,478	—
Income (loss) from continuing operations	$1,928	$(567)	$(3,573)	$(2,275)

Fleet Services Segment	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(in thousands)
Adjusted EBITDA	$331	$452	$1,187	$817
Interest expense	—	—	—	—
Depreciation	—	—	—	—
Provision for income taxes	84	9	140	9
Foreign currency transaction (gain) (1)	(12)	—	(17)	—
Unrecovered reimbursable freight costs	141	—	1,616	—
Income (loss) from continuing operations	$118	$443	$(552)	$808

(1) U.S. denominated monetary items of the Partnership's international operations are remeasured at the applicable rates of exchange throughout the reporting period, with any corresponding foreign exchange gains or losses from remeasurement recorded in the Partnership's Consolidated Statements of Operations. Foreign currency transaction loss primarily consists of losses incurred as a result of remeasurement of U.S. dollar denominated bank debt in the predecessor period, recapitalization transactions completed within the predecessor period prior to the IPO, and other normal course third party transactions. All predecessor debt and intercompany notes were paid off at IPO.
(2) Net of prepaid, corresponding Gibson pipeline fee that will be recognized as expense concurrently with deferred revenue.

Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means
Manager, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com